
<ARTICLE> 9
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                           9,158
<INT-BEARING-DEPOSITS>                               3
<FED-FUNDS-SOLD>                                 1,000
<TRADING-ASSETS>                                     0
<INVESTMENTS-HELD-FOR-SALE>                     27,702
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                        100,110
<ALLOWANCE>                                      1,690
<TOTAL-ASSETS>                                 162,269
<DEPOSITS>                                     140,722
<SHORT-TERM>                                         0
<LIABILITIES-OTHER>                              8,516
<LONG-TERM>                                          0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         8,868
<OTHER-SE>                                       4,163
<TOTAL-LIABILITIES-AND-EQUITY>                 162,269
<INTEREST-LOAN>                                  5,496
<INTEREST-INVEST>                                  887
<INTEREST-OTHER>                                    43
<INTEREST-TOTAL>                                 6,426
<INTEREST-DEPOSIT>                               2,166
<INTEREST-EXPENSE>                               2,266
<INTEREST-INCOME-NET>                            4,160
<LOAN-LOSSES>                                        0
<SECURITIES-GAINS>                                   0
<EXPENSE-OTHER>                                  4,965
<INCOME-PRETAX>                                    970
<INCOME-PRE-EXTRAORDINARY>                         560
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       560
<EPS-PRIMARY>                                      .30
<EPS-DILUTED>                                      .30
<YIELD-ACTUAL>                                    6.56
<LOANS-NON>                                      3,855<F1>
<LOANS-PAST>                                       179
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                    139
<ALLOWANCE-OPEN>                                 1,784
<CHARGE-OFFS>                                      165
<RECOVERIES>                                        71
<ALLOWANCE-CLOSE>                                1,690
<ALLOWANCE-DOMESTIC>                                 0
<ALLOWANCE-FOREIGN>                                  0
<ALLOWANCE-UNALLOCATED>                          1,690

<F1>Regency Bancorp is a California corporation organized to act as the holding company for Regency Bank (the "Bank") and its subsidiaries. The Bank has two wholly-owned subsidiaries, Regency Investment Advisors, Inc., a California corporation ("RIA"), which provides investment management and consulting services, and Regency Service Corporation, a California corporation ("RSC"), that has engaged in the business of real estate development primarily in the Fresno/Clovis area since 1986.

The FDIC has adopted final regulations under the Federal Deposit Insurance Corporation Improvement Act of 1991 regarding real estate investment and development activities of insured state banks and their majority-owned subsidiaries. Under the new FDIC regulations, banks must divest of their real estate development investments as quickly and as prudently as possible, but in no event later than December 19, 1996, and must submit a plan to the FDIC regarding the divestiture of such investments. Such regulations also permit banks to apply for the FDIC's consent to continue certain real estate development activities and/or to file for an extension to continue divestiture beyond December 19, 1996. RSC has filed a request with the FDIC to continue its divestiture beyond December 19, 1996, however, as of the date of this report the Company has not received a response.

As reported in the Company's quarterly report on form 10-Q, in order to expedite the divestiture of its real estate holdings, RSC made loans to facilitate the sale of three RSC projects. The loans were immediately placed on nonaccrual status in accordance with applicable accounting guidelines regarding the sale of real estate. As home and/or lots are sold on these projects, principal reductions, as well as interest payments received are used to reduce the principal balance outstanding on these loans. Although, interest and principal payments have been received, these loans represent $3.73 million of the $3.85 million reported as nonaccrual loans.

